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                                                                    EXHIBIT 23.2

                        CONSENT OF DELOITTE & TOUCHE LLP



We consent to the incorporation by reference in this Registration Statement of First Banking Company of Southeast Georgia on Form S-4 of our report dated January 19, 1996 (February 21, 1996 as to Note 15), incorporated by reference in the Annual Report on Form 10-KSB of First Banking Company of Southeast Georgia for the year ended December 31, 1995 and to the reference to us under the heading "Experts" in the Proxy Statement/Prospectus, which is part of this Registration Statement.



DELOITTE & TOUCHE LLP
Atlanta, Georgia


May 13, 1996





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